Exhibit 10.1
AMERICAN HEALTHCARE REIT, INC.
2025 MANAGER EQUITY PLAN
1.Purpose; Types of Awards.
The purpose of the American Healthcare REIT, Inc. 2025 Manager Equity Plan (the “Plan”) is to further align the Manager’s efforts with the overall success of the Company’s business by issuing equity-based incentives to Managers (as defined below), which may in turn issue incentives to the directors, officers, employees of, or advisors or consultants to, the applicable Manager or an Affiliate (as defined in Section 2) of such Manager. The Plan provides for the grant of stock options, stock appreciation rights, restricted stock, restricted stock units and other equity-based awards.
2.Definitions.
For purposes of the Plan, the following terms shall be defined as set forth below:
a.“Administrator” means the Board or, to the extent permitted by applicable law, a committee of the Board or committee of officers of the Company selected by the Board to administer the Plan.
b.“Affiliate” means any domestic or foreign individual, partnership, corporation, limited liability company, association, joint stock company, trust, joint venture, unincorporated organization or governmental entity that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, a Person.
c.“Award” means any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit or Other Stock-Based Award granted under the Plan.
d.“Award Agreement” means any written agreement, contract or other instrument or document evidencing an Award.
e.“Board” means the Board of Directors of the Company.
f.“Change in Control” means the occurrence of any one of the following events:
i.any “person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act, other than the Company or an Affiliate or the Company or Affiliate employee benefit plan, including any trustee of such plan acting as trustee, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities entitled to vote;
ii.merger, reverse merger or other business combination or consolidation of the Company or the Operating Partnership (as defined below) with any other corporation other than an Affiliate, other than a merger or consolidation which would result in the Company’s common stockholders of record outstanding immediately prior thereto continuing to hold, directly or indirectly, at least fifty percent (50%) of the total voting power of the surviving entity immediately after such merger, reverse merger, business combination or consolidation;
iii.during any 12-month period, individuals who, at the beginning of such period, constitute the Board together with any new director(s) (other than a director designated by a person who shall have entered into an agreement with the Company or any successor company to effect a transaction described in subsections (i) or (ii)) whose election by the Board or nomination for election by stockholders of the Company (or any successor company) was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of the 12-month period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof;

iv.a sale or disposition (other than to an Affiliate) of all or substantially all of the Company’s assets in any single transaction or series of related transactions;
v.the sale or disposition, directly or indirectly, of more than 50% of the Company’s interest in the Operating Partnership; or
vi.the stockholders of the Company or the Board adopts a plan of liquidation of the Company; or the general partner of the Operating Partnership adopts a plan of liquidation of the Operating Partnership.
Notwithstanding the foregoing, if a Change in Control constitutes or triggers the right to a payment event with respect to an amount that provides for the deferral of compensation that is subject to Section 409A, then, to the extent required to avoid the imposition of additional taxes under Section 409A, the transaction or event described above shall only constitute a Change in Control if such transaction also constitutes a “change in control event” (within the meaning of Section 409A) “Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder.
g.“Common Stock” means shares of common stock, par value $0.01 per share, of the Company.
h.“Company” means American Healthcare REIT, Inc., a Maryland corporation, or any successor corporation.
i.“Effective Date” means June 25, 2025, the date on which the Plan was approved by the Company’s stockholders.
j.“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated thereunder.
k.“Fair Market Value” of a share of Common Stock as of a given date shall be a price that is based on the opening, closing, actual, high, low, or average selling prices of a share of Common Stock reported on the principal stock exchange on which the shares are principally traded on the applicable date, the preceding trading day, the next succeeding trading day, or an average of trading days, as determined by the Administrator in its discretion. Unless the Administrator determines otherwise, Fair Market Value shall be deemed to be equal to (a) the closing price of a share of Common Stock on the principal exchange on which shares of Common Stock are then trading, if any (or as reported on any composite index which includes such principal exchange), on the trading day previous to such date, or if shares were not traded on the trading day previous to such date, then on the next preceding date on which a trade occurred, or (b) if Common Stock is not traded on an exchange but is quoted on Nasdaq or a successor quotation system, the mean between the closing representative bid and asked prices for the Common Stock on the trading day previous to such date as reported by Nasdaq or such successor quotation system, or (c) if Common Stock is not publicly traded on an exchange and not quoted on Nasdaq or a successor quotation system, the Fair Market Value of a share of Common Stock as established by the Administrator in its complete and absolute discretion.
l.“Management Agreement” means the management agreement entered into between the Company or one of its Affiliates and the applicable Manager, which governs the Manager’s management of the day-to-day operations of certain assets owned by the Company or its Affiliate or a portion of the Company’s business, each as such may be amended from time to time.
m.“Manager(s)” means the external third party managers of the day-to-day operations at real property assets owned by the Company or its Subsidiaries.
n.“Operating Partnership” means American Healthcare REIT Holdings, L.P.
o.“Option” means a right, granted to a Manager under Section 6(b)(i), to purchase shares of Common Stock.
p.“Other Stock-Based Award” means a right or other interest granted to a Manager that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock, including but not limited to unrestricted shares of Stock or dividend equivalent rights.

q.“Person” means any natural person, corporation, partnership, association, limited liability company, estate, trust, joint venture, any federal, state or municipal government or any bureau, department or agency thereof or any other legal entity and any fiduciary acting in such capacity on behalf of the foregoing.
r.“Restricted Stock” means an Award of shares of Common Stock to a Manager under Section 6(b)(iii) that may be subject to certain restrictions and to a risk of forfeiture.
s.“Restricted Stock Unit” or “RSU” means a right granted to a Manager under Section 6(b)(iv) to receive Stock, cash or other property at the end of a specified period, which right may be conditioned on the satisfaction of specified performance or other criteria.
t.“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder.
u.“Stock Appreciation Right” or “SAR” means the right granted to a Manager under Section 6(b)(ii) to be paid an amount measured by the appreciation in the Fair Market Value of the Common Stock from the date of grant to the date of exercise of the right.
v.“Subsidiary” means any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. “Subsidiary” shall also mean any partnership or limited liability company in which the Company, or any Subsidiary, owns a partnership or membership interest representing fifty percent (50%) or more of the capital or profit interests of such partnership or limited liability company.
3.Administration.
The Plan shall be administered by the Administrator. The Administrator may delegate to one or more agents such administrative duties as it may deem advisable, and the person or persons to whom the Administrator has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Administrator or person may have under the Plan. To the maximum extent permitted by applicable law, the Administrator shall not be liable for any action taken or determination made in good faith with respect to the Plan or any Award granted hereunder.
The Administrator shall have the authority in its discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority to: (i) grant Awards; (ii) determine the type and number of Awards to be granted, the number of shares of Common Stock to which an Award may relate and the terms, conditions, restrictions and performance criteria relating to any Award; (iii) determine whether, to what extent, and under what circumstances an Award may be settled, cancelled, forfeited, exchanged, accelerated, or surrendered; (iv) make adjustments in the terms and conditions of Awards; (v) construe and interpret the Plan and any Award; (vi) prescribe, amend and rescind rules and regulations relating to the Plan; (vii) determine the terms and provisions of the Award Agreements (which need not be identical for each grant); (viii) make determinations related to the payment and/or accrual of dividends or dividend equivalents related to any Award; and (ix) make all other determinations deemed necessary or advisable for the administration of the Plan. All decisions, determinations and interpretations of the Administrator shall be final and binding on all persons, including but not limited to the Company, any Subsidiary or any parent of the Company, the Managers (or any person claiming any rights under the Plan from or through the Managers) and any stockholder. Notwithstanding any provision of the Plan or any Award Agreement to the contrary, except as provided in the second paragraph of Section 5, the Administrator shall not, without obtaining the approval of the Company’s stockholders, (a) reduce the purchase or base price of any previously granted Option or SAR, (b) cancel any previously granted Option or SAR in exchange for another Option or SAR with a lower purchase or base price or (c) cancel any previously granted Option or SAR in exchange for cash or another award if the purchase or base price of such Option or SAR exceeds the Fair Market Value of a share of Common Stock on the date of such cancellation, in each case other than in connection with a Change in Control.

4.Eligibility.
Awards under the Plan may be granted only to a Manager. In determining the type of Award to be granted and the terms and conditions of such Award (including the number of shares to be covered by such Award), the Administrator shall take into account such factors as the Administrator shall deem relevant in connection with accomplishing the purposes of the Plan.
5.Stock Subject to the Plan.
The maximum number of shares of Common Stock reserved for the grant of Awards under the Plan shall be equal to 1,000,000, subject to adjustment as provided herein. Common Stock issued under the Plan may, in whole or in part, be authorized but unissued shares or shares that shall have been or may be reacquired by the Company in the open market, in private transactions or otherwise. If any Award under the Plan expires, terminates or is canceled without having been fully exercised or vested or is exercised or settled in whole or in part for cash as permitted by the Plan, the number of shares subject to such Award but as to which such Award or other right was not exercised or settled prior to its expiration, termination, cancellation or exercise or settlement may again be optioned, granted or awarded hereunder. Shares of Common Stock which are delivered by a Manager or withheld by the Company upon the exercise or settlement of any Award under the Plan, in payment of the exercise price thereof or tax withholding thereon, shall no longer be available for Awards under this Plan.
In the event of any equity restructuring (within the meaning of Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation, or any successor or replacement accounting standard) that causes the per share value of shares of Common Stock to change, such as a stock dividend, stock split, spinoff, rights offering or recapitalization through an extraordinary cash dividend, the number and class of securities available under this Plan, the terms of each outstanding Option and SAR (including the number and class of securities subject to each outstanding Option or SAR and the purchase price or base price per share), the terms of each outstanding Restricted Stock award and Restricted Stock Unit award (including the number and class of securities subject thereto), and the terms of each outstanding Other Stock-Based Award (including the number and class of securities subject thereto) shall be appropriately adjusted by the Administrator, such adjustments to be made in the case of outstanding Options and SARs in accordance with Section 409A of the Code.
In the event of any other equity restructuring, including a Change in Control or any unusual or nonrecurring transactions or events affecting the Company, any Affiliate of the Company, or the financial statements of the Company or any Affiliate of the Company, or of changes in applicable laws, regulations or accounting principles, the Administrator, in its sole and absolute discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles: (1) to provide for either the purchase of any such Award for an amount of cash equal to the amount that could have been attained upon the exercise of such Award or realization of the applicable Manager’s rights had such Award been currently exercisable or payable or fully vested or the replacement of such Award with other rights or property selected by the Administrator in its sole discretion; (2) to provide that the Award cannot vest, be exercised or become payable after such event; (3) to provide that such Award shall be exercisable as to all shares covered thereby, notwithstanding anything to the contrary in the Plan or such Award; (4) to provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices; (5) to make adjustments in the number and type of shares of Common Stock (or other securities or property) subject to outstanding Awards and/or in the terms and conditions of outstanding Awards and Awards which may be granted in the future; and (6) to provide that, for a specified period of time prior to such event, the restrictions imposed under an Award Agreement may be terminated, and, in the case of Restricted Stock, some or all shares of such Restricted Stock may cease to be subject to forfeiture after such event; and (7) to allow for accelerated vesting of outstanding Awards immediately and/or upon the occurrence of certain conditions. The Administrator shall have the right to take such actions related to each outstanding Award and, for the avoidance of doubt, may take different actions with respect to each outstanding Award.
The existence of the Plan, the Award Agreement and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the

Company, any issue of Common Stock or of Options, warrants or rights to purchase Common Stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.
6.Terms of Awards.
a.General. The term of each Award shall be for such period as may be determined by the Administrator. Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company upon the grant, vesting, maturation or exercise of an Award may be made in such forms as the Administrator shall determine at the date of grant or thereafter, including, without limitation, cash, Common Stock or other property, and may be made in a single payment or transfer, in installments or on a deferred basis. The Administrator may make rules relating to installment or deferred payments with respect to Awards, including the rate of interest to be credited with respect to such payments. In addition to the foregoing, the Administrator may impose on any Award or the exercise thereof, at the date of grant or thereafter, such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Administrator shall determine.
b.Terms of Specified Awards. The Administrator is authorized to grant the Awards described in this Section 6(b), under such terms and conditions as deemed by the Administrator to be consistent with the purposes of the Plan. Such Awards may be granted with vesting, value and/or and payment contingent upon attainment of one or more performance goals. Except as otherwise set forth herein or as may be determined by the Administrator, each Award granted under the Plan shall be evidenced by an Award Agreement containing such terms and conditions applicable to such Award as the Administrator shall determine at the date of grant or thereafter.
i.Options. The Administrator is authorized to grant Options to the Managers on the following terms and conditions:
A.Exercise Price. The exercise price per share of Common Stock purchasable under an Option shall be determined by the Administrator, but in no event shall the per share exercise price of any Option be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of such Option. The exercise price for Common Stock subject to an Option may be paid (i) in cash or by an exchange of Common Stock previously owned by the applicable Manager, (ii) by authorizing the Company to withhold whole shares of Common Stock otherwise issuable pursuant to the exercise of such Option, (iii) through a “broker cashless exercise” procedure approved by the Board (to the extent permitted by law) or (iv) a combination of the above, in any case in an amount having a combined value equal to such exercise price. An Award Agreement may provide that the applicable Manager may pay all or a portion of the aggregate exercise price by having shares of Common Stock with a Fair Market Value on the date of exercise equal to the aggregate exercise price withheld by the Company.
B.Term and Exercisability of Options. The date on which the Administrator adopts a resolution expressly granting an Option shall be considered the day on which such Option is granted. Options shall be exercisable over the exercise period (which shall not exceed ten years from the date of grant), at such times and upon such conditions as the Administrator may determine, as reflected in the Award Agreement; provided, that the Administrator shall have the authority to accelerate the exercisability of any outstanding Option at such time and under such circumstances as it, in its sole discretion, deems appropriate. An Option may be exercised to the extent of any or all full shares of Common Stock as to which the Option has become exercisable, by giving written notice of such exercise to the Secretary of the Company, as well as providing any other representations or documents as the Administrator, in its absolute discretion, deems necessary or advisable to effect compliance with applicable laws and regulations.

C.Other Provisions. Options may be subject to such other conditions including, but not limited to, restrictions on transferability of the shares acquired upon exercise of such Options, as the Administrator may prescribe in its discretion or as may be required by applicable law.
ii.Stock Appreciation Rights. The Administrator is authorized to grant SARs to the Managers on the following terms and conditions:
A.In General. Unless the Administrator determines otherwise, an SAR granted in tandem with an Option may be granted at the time of grant of the related Option or at any time thereafter. An SAR granted in tandem with an Option shall be exercisable only to the extent the underlying Option is exercisable, and may be granted to the Managers for no more than the number of shares subject to the corresponding Option. Payment of an SAR may be made in cash, Common Stock, or a combination thereof as specified in the Award or determined by the Administrator.
B.Right Conferred. An SAR shall confer on the applicable Manager a right to receive an amount with respect to each share subject thereto, upon exercise thereof, equal to the excess of (1) the Fair Market Value of one share of Common Stock on the date of exercise over (2) the base price of the SAR (which in the case of an SAR granted in tandem with an Option shall be equal to the exercise price of the underlying Option, and which in the case of any other SAR shall be such price as the Administrator may determine, provided it is no less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of such SAR).
C.Term and Exercisability of SARs. The date on which the Administrator adopts a resolution expressly granting an SAR shall be considered the day on which such SAR is granted. SARs shall be exercisable over the exercise period (which shall not exceed the lesser of ten years from the date of grant or, in the case of a tandem SAR, the expiration of its related Award), at such times and upon such conditions as the Administrator may determine, as reflected in the Award Agreement; provided, that the Administrator shall have the authority to accelerate the exercisability of any outstanding SAR at such time and under such circumstances as it, in its sole discretion, deems appropriate. An SAR may be exercised to the extent of any or all full shares of Common Stock as to which the SAR (or, in the case of a tandem SAR, its related Award) has become exercisable, by giving written notice of such exercise to the Administrator or its designated agent.
D.Other Provisions. SARs may be subject to such other conditions including, but not limited to, restrictions on transferability of the shares acquired upon exercise of such SARs, as the Administrator may prescribe in its discretion or as may be required by applicable law.
iii.Restricted Stock. The Administrator is authorized to grant Restricted Stock to the Managers on the following terms and conditions:
A.Issuance and Restrictions. Restricted Stock shall be subject to such restrictions on transferability and other restrictions, if any, as the Administrator may impose at the date of grant or thereafter, which restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, or otherwise, as the Administrator may determine. The Administrator may place restrictions on Restricted Stock that shall lapse, in whole or in part, only upon the attainment of one or more performance goals. Unless otherwise determined by the Administrator, following a grant of Restricted Stock, the applicable Manager shall have all of the rights of a stockholder including, without limitation, the right to vote Restricted Stock and the right to receive dividends thereon.
B.Certificates for Stock. If desired by the Administrator, the Secretary of the Company or such other escrow holder as the Administrator may appoint shall retain physical custody of each certificate representing Restricted Stock until all of the restrictions imposed under the Award Agreement with respect to the shares evidenced by such certificate expire or shall have been removed. With respect to shares of Restricted Stock granted or awarded to a Manager, upon the expiration or removal of such restrictions, the Secretary of the Company, or other escrow holder, shall transfer the shares to such Manager. In order to enforce the restrictions imposed upon shares of Restricted Stock hereunder, the Administrator shall cause a legend or legends to be placed on certificates representing all shares of Restricted Stock that are still subject to restrictions under Award Agreements, which legend or legends shall make appropriate reference to the conditions imposed thereby.
iv.Restricted Stock Units. The Administrator is authorized to grant RSUs to the Managers, subject to the following terms and conditions:
A.Award and Restrictions. Delivery of Common Stock, cash or other property, as determined by the Administrator, will occur upon expiration of the period specified for RSUs by the Administrator during which forfeiture conditions apply, or such later date as the Administrator shall determine as set forth in the Award Agreement. The Administrator may place restrictions, conditions or contingencies on RSUs that shall lapse, in whole or in part upon the attainment of one or more performance goals, and/or upon other terms as the Administrator shall establish, including without limitation, the passage of time.
B.Dividend Equivalents. The Administrator is authorized to grant to the Managers the right to receive dividend equivalent payments and/or distribution equivalent payments for the period prior to settlement of the RSU. Dividend equivalents or distribution equivalents may be paid currently or credited to an account for the applicable Manager and to be paid on a future date, and may be settled in cash or Common Stock, as determined by the Administrator. Any such settlements, and any such crediting of dividend equivalents or distribution equivalents or reinvestment in Common Stock, may be subject to such conditions, restrictions and contingencies as the Administrator shall establish, including the reinvestment of such credited amounts in Common Stock equivalents. Unless otherwise determined by the Administrator, any such dividend equivalents or distribution equivalents shall be paid or credited, as applicable, on the dividend payment date to the applicable Manager as though each RSU held by such Manager were a share of outstanding Common Stock.
v.Other Stock-Based Awards. The Administrator is authorized to grant Awards to the Managers in the form of Other Stock-Based Awards, as deemed by the Administrator to be consistent with the purposes of the Plan. Awards granted pursuant to this paragraph may be granted with vesting, value and/or payment contingent upon, in whole or part, the attainment of one or more performance goals. The Administrator shall determine the terms and conditions of such Awards at the date of grant or thereafter. Without limiting the generality of this paragraph, Other Stock-Based Awards may include grants of shares of Common Stock that are not subject to any restrictions or a substantial risk of forfeiture.
7.General Provisions.
a.Nontransferability. Prior to the settlement of the Award in shares of Common Stock, cash or other property or, in the case of Restricted Stock, prior to vesting, Awards granted to the Managers under the Plan shall not be transferable by the Managers and shall be exercisable only by the Managers, unless approved by the Administrator.
b.No Right to Continued Service. Nothing in the Plan or in any Award, any Award Agreement or other agreement entered into pursuant hereto shall confer upon the Managers the right to continue to provide services to the Company, any Subsidiary or any parent of the Company or to be entitled to any remuneration or benefits not set forth in the Plan or such Award Agreement or other agreement or to interfere with or limit in any way the right of the Company to terminate the Management Agreement in accordance with its terms.
c.Taxes. The Company, any Subsidiary or any parent of the Company is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Common Stock, or any other payment to the Managers, amounts of withholding and other taxes due in connection with any transaction involving an Award, and to take such other action as the Administrator may deem advisable to enable the Company and the Managers to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award.
d.Effective Date; Amendment and Termination.
i.The Plan shall take effect upon the Effective Date, subject to the approval of the Company’s stockholders.
ii.The Board may at any time and from time to time terminate, amend, modify or suspend the Plan in whole or in part; provided, however, that unless otherwise determined by the Board, an amendment that requires stockholder approval in order for the Plan to comply with any law, regulation or stock exchange requirement shall not be effective unless approved by the requisite vote of stockholders. The Administrator may at any time and from time to time amend any outstanding Award in whole or in part. Notwithstanding the foregoing sentence of this clause (ii), no amendment or modification to or suspension or termination of the Plan or amendment of any Award shall materially impair the rights of the Managers, without the applicable Manager’s consent, under any Award theretofore granted under the Plan.
e.Expiration of Plan. Unless earlier terminated by the Administrator pursuant to the provisions of the Plan, the Plan shall expire on the tenth anniversary of the Effective Date. No Awards shall be granted under the Plan after such expiration date. The expiration of the Plan shall not affect adversely any of the rights of the Managers, without the applicable Manager’s consent, under any Award theretofore granted. Notwithstanding the expiration of the Plan, Administrator shall have all rights set forth under the Plan with respect to any Award granted prior to the expiration of the Plan.
f.No Rights to Awards; No Stockholder Rights. The Managers shall have no claim to be granted any Award under the Plan. Each Award may be subject to different terms and conditions, as determined by the Administrator. Except as provided specifically herein, the Managers shall have no rights as stockholders with respect to any shares covered by an Award until the date of the issuance of a stock certificate to the applicable Manager for such shares.
g.Unfunded Status of Awards. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to the Managers pursuant to an Award, nothing contained in the Plan or any Award shall give the applicable Manager any rights that are greater than those of a general creditor of the Company.
h.No Fractional Shares. No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan or any Award. The Administrator shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.
i.Regulations and Other Approvals.
i.The obligation of the Company to sell or deliver Common Stock with respect to any Award granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Administrator.
ii.Each Award is subject to the requirement that, if at any time the Administrator determines, in its absolute discretion, that the listing, registration or qualification of Common Stock issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Award or the issuance of Common Stock, no such Award shall be granted or payment made or Common Stock issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions not acceptable to the Administrator.

iii.In the event that the disposition of Common Stock acquired pursuant to the Plan is not covered by a then-current registration statement under the Securities Act and is not otherwise exempt from such registration, such Common Stock shall be restricted against transfer to the extent required by the Securities Act or regulations thereunder, and the Administrator may require the Manager receiving Common Stock pursuant to the Plan, as a condition precedent to receipt of such Common Stock, to represent to the Company in writing that the Common Stock acquired by such Manager is acquired for investment only and not with a view to distribution.
iv.The Administrator may require a Manager, as a condition precedent to receipt of an Award or of shares of Common Stock, to enter into a stockholder agreement or “lock-up” agreement in such form as the Administrator shall determine is necessary or desirable to further the Company’s interests.
j.Governing Law. The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of Maryland without giving effect to the conflict of laws principles thereof.
k.REIT Status. This Plan shall be interpreted and construed in a manner consistent with the Company’s status as a real estate investment trust (“REIT”), within the meaning of Code §§856 through 860. No Award shall be granted or awarded, and with respect to an Award already granted under the Plan, such Award shall not vest, or be exercisable, distributable or payable if, in the discretion of the Administrator, such Award could impair the Company's status as a REIT or would violate the Company’s Charter or Bylaws.
l.Effect of Plan upon Options and Compensation Plans. The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company or any Subsidiary. Nothing in the Plan shall be construed to limit the right of the Company (a) to establish any other forms of incentives or compensation for the Managers, or (b) to grant or assume options or other rights or awards otherwise than under the Plan in connection with any proper corporate purpose including but not by way of limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, partnership, limited liability company, firm or association.
m.Section 409A. It is intended that the payments and benefits under the Plan comply with, or as applicable, constitute a short-term deferral or otherwise be exempt from, the provisions of Section 409A of the Code. The Plan will be administered and interpreted in a manner consistent with this intent, and any provision that would cause the Plan or any Award to fail to satisfy Section 409A of the Code will have no force and effect until amended to comply therewith (which amendment may be retroactive to the extent permitted by Section 409A of the Code).